Investor / Media Relations
Mark Van Ert
Senior Vice President
Phone: 952.525.5092


                    METRIS REPORTS FIRST QUARTER 2004 RESULTS
                ANNOUNCES TWO-YEAR $800 MILLION CONDUIT FACILITY

         MINNETONKA, Minn. (April 19, 2004) - Metris Companies Inc. (NYSE: MXT) today reported net income for the quarter ended March 31, 2004 of $41.6 million, or $0.47 per share. This compares to a net loss of $82.8 million or a $1.62 loss per share for the quarter ended March 31, 2003.

         "Our first quarter results continue the trend of improvement we have seen during the previous two quarters," said David Wesselink, Metris Chairman and Chief Executive Officer. "Our delinquency rate in the Metris Master Trust decreased to 10.5% as of March 31, 2004 the lowest level since July 2002, while the three-month average excess spread increased to 4.61%. We are also announcing a new two-year conduit facility that will help us to meet our funding requirements through April 2006, a significant achievement in our funding plan. We are pleased with the two-year term of the deal considering most conduit structures mature within 364 days."

         During the quarter the Company changed the presentation of its income statement to better represent the ongoing operations of the Company. Revenues for the quarter ended March 31, 2004 were $178.6 million, a 59.7% increase over $111.8 million for the quarter ended March 31, 2003. The increase is primarily due to a $157.0 million increase in securitization income, reflecting improved performance in the Metris Master Trust. This increase was partially offset by a $42.6 million reduction in credit card loan interest and fee income due to a $624.7 million reduction in average credit cards loans, and a $36.0 million reduction in enhancement services income due to the sale of our membership club and warranty business in the third quarter of 2003.


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                                            METRIS REPORTS FIRST QUARTER RESULTS
                                                                          PAGE 2


         Total expenses were $114.3 million for the quarter ended March 31, 2004, a decrease of $125.0 million from $239.3 million for the quarter ended March 31, 2003. Provision for loan losses was income of $6.1 million for the quarter ended March 31, 2004, compared to expense of $44.8 million for the quarter ended March 31, 2003, reflecting the significant reduction in credit card loans during the past year and slightly improved credit quality. The remaining $74.1 million reduction in expense reflects the sale of our membership club and warranty business and the significant reduction in our credit card operations during the past year.

         The three-month average excess spread in the Metris Master Trust was
4.61 percent as of March 31, 2004, compared to 3.62 percent as of December 31, 2003, and 2.37 percent as of March 31, 2003. The two-cycle plus delinquency rate in the Metris Master Trust was 10.5 percent as of March 31, 2004, compared to
11.0 percent as of December 31, 2003, and 11.7 percent as of March 31, 2003. The gross default rate of the Metris Master Trust for the first quarter of 2004 was
19.28 percent, compared to 19.10 percent in the fourth quarter of 2003 and 21.45 percent in the first quarter of 2003.

         As of March 31, 2004, the Company's managed credit card loans were $7.5 billion compared to $8.1 billion as of December 31, 2003. The Company's owned credit card portfolio was $74 million, down from $129 million at December 31, 2003.

         The managed net charge-off rate for the first quarter of 2004 was 17.8 percent, compared to 21.7 percent in the previous quarter, and 18.0 percent for the first quarter of 2003. The owned net charge-off rate was 71.0 percent, compared with 56.6 percent in the previous quarter, and 4.5 percent in the first quarter of 2003.

         The managed delinquency rate was 10.4 percent as of March 31, 2004, compared to 11.1 percent as of December 31, 2003, and 11.5 percent as of March 31, 2003. The owned delinquency rate was 15.0 percent as of March 31, 2004, compared to 15.8 percent as of December 31, 2003, and 8.2 percent as of December 31, 2003.


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                                            METRIS REPORTS FIRST QUARTER RESULTS
                                                                          PAGE 3


         Metris Receivables Inc., a wholly owned subsidiary of Metris Companies Inc., has entered into an agreement to establish a committed, two-year $800 million conduit facility for the purpose of financing credit card receivables in the Metris Master Trust, subject to certain initial funding conditions, all of which are expected to be met. The first funding into the conduits is expected to be in May 2004 to defease Series 2001-3, which is currently scheduled to mature in August 2004.

         This two-year conduit facility will allow for the maturing term securitization transaction to be funded into the conduit as it matures and will provide for the future defeasance of those maturing deals through April 2006. The conduit is expected to be repaid through the periodic issuance of future term securitization transactions issued from the Metris Master Trust and through future attrition of the loan portfolio.

         Metris Companies Inc. (NYSE: MXT), based in Minnetonka, Minn., is one of the largest bankcard issuers in the United States. The Company issues credit cards through Direct Merchants Credit Card Bank, N.A., a wholly owned subsidiary headquartered in Phoenix, Ariz. For more information, visit www.metriscompanies.com or www.directmerchantsbank.com.


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                                            METRIS REPORTS FIRST QUARTER RESULTS
                                                                          PAGE 4


         Certain information discussed in this press release may constitute forward-looking statements within the meaning of the federal securities law. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to, our high liquidity requirement; the risk that certain adverse events could occur resulting in early amortization (required repayment) of our securities; our high delinquency rate, credit loss rates and charge-off rates of our "Credit card loans"; the high charge-off and bankruptcy rates of the Company's target market of moderate-income consumers; the risk that the recent improvement in our delinquency and charge-off rates may not continue; the success and impact of our existing or modified strategic initiatives; the effect of the restatement of the Company's financial statements; risks associated with Direct Merchants Bank's ability to comply with its agreement with regulators regarding the safety and soundness of its operations; risks associated with fluctuations in the value and income earned from our interest in securitizations; interest rate risks; risks associated with acquired portfolios; dependence on the securitization markets and other funding sources to fund our business, including the refinancing of existing indebtedness; the effects of the previously announced SEC investigation, government policy and regulation, whether of general applicability or specific to us, including restrictions and/or limitations relating to our minimum capital requirements, reserving methodologies, dividend policies and payments, growth, and/or underwriting criteria; reduced funding availability and increased funding costs; privacy laws that could result in lower revenue generated from fewer marketing campaigns and/or penalties for non-compliance; and general economic conditions that can have a negative impact on the performance of loans and marketing of credit protection and other enhancement services.

         For further information on risk factors that could impact the Company, and statements contained herein, reference should be made to the Company's filings with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K.

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                                            METRIS REPORTS FIRST QUARTER RESULTS
                                                                          PAGE 5


METRIS COMPANIES INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Dollars in thousands, except per-share data) (unaudited)

                                                                      MARCH 31,       DECEMBER 31,
                                                                        2004              2003
                                                                    ------------      ------------
ASSETS
Cash and due from banks                                             $     28,829      $     32,076
Federal funds sold                                                        50,300            25,300
Short-term investments                                                   240,916           121,109
                                                                    ------------      ------------
  Cash and cash equivalents                                              320,045           178,485
                                                                    ------------      ------------

Liquidity reserve deposit                                                 62,806            80,158
Credit card loans held for sale                                           27,671                --

Credit card loans                                                         74,085           128,615
Less: Allowance for loan losses                                           18,945            45,492
                                                                    ------------      ------------
  Net credit card loans                                                   55,140            83,123
                                                                    ------------      ------------
Retained interests in loans securitized                                  794,415           836,901
Property and equipment, net                                               31,061            33,680
Purchased portfolio premium                                               15,165            17,561
Other receivables due from credit card securitizations, net               91,775            80,714
Other assets                                                              69,788            81,774
                                                                    ------------      ------------
       TOTAL ASSETS                                                 $  1,467,866      $  1,392,396
                                                                    ============      ============

LIABILITIES
Deposits                                                            $      5,621      $      6,262
Debt                                                                     343,278           350,448
Accounts payable                                                          55,816            32,397
Deferred income                                                           16,223            18,060
Accrued expenses and other liabilities                                    94,116            76,036
                                                                    ------------      ------------
       TOTAL LIABILITIES                                                 515,054           483,203
                                                                    ------------      ------------

STOCKHOLDERS' EQUITY
Convertible preferred stock-Series C, par value $.01 per share;
       10,000,000 shares authorized, 1,292,132 and 1,263,699
       shares issued and outstanding, respectively                       481,319           470,728
Common stock, par value $.01 per share;
       300,000,000 shares authorized, 64,963,352 and
       64,862,314 issued, respectively                                       650               649
Paid-in capital                                                          231,636           229,655
Unearned compensation                                                         --               (27)
Treasury stock - 7,055,300 shares                                        (58,308)          (58,308)
Retained earnings                                                        297,515           266,496
                                                                    ------------      ------------
       TOTAL STOCKHOLDERS' EQUITY                                        952,812           909,193
                                                                    ------------      ------------
       TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                   $  1,467,866      $  1,392,396
                                                                    ============      ============

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                                            METRIS REPORTS FIRST QUARTER RESULTS
                                                                          PAGE 6


METRIS COMPANIES INC. AND SUBSIDIARIES
Consolidated Statements of Income
(In thousands, except per-share data) (unaudited)

                                                                THREE MONTHS ENDED
                                                                     MARCH 31,
                                                               2004              2003
                                                           ------------      ------------
REVENUES:
Securitization income (expense)                                 118,985           (37,970)
Servicing income on securitized/sold receivables                 36,237            47,813
Credit card loan and other interest income                        5,106            32,161
Credit card loan fees, interchange and other income              10,816            26,319
Enhancement services income                                       7,480            43,509
                                                           ------------      ------------
  Total revenues                                                178,624           111,832
                                                           ------------      ------------

EXPENSES:
Interest expense                                                 13,931            19,341
Provision for loan losses                                        (6,092)           44,786
Credit card account and other product solicitation and
  marketing expenses                                             15,932            33,688
Employee compensation                                            38,945            53,381
Data processing services and communications                      16,472            19,178
Credit protection claims expense                                  6,348            12,306
Occupancy and equipment                                           6,401             9,613
Purchased portfolio premium amortization                          2,397             6,496
Asset impairments, lease write-offs and severance                 1,461            16,777
Other                                                            18,517            23,707
                                                           ------------      ------------
  Total expenses                                                114,312           239,273
                                                           ------------      ------------

INCOME (LOSS) BEFORE INCOME TAXES                                64,312          (127,441)
Income tax expense (benefit)                                     22,702           (44,611)
                                                           ------------      ------------
NET INCOME (LOSS)                                                41,610           (82,830)
Convertible preferred stock dividends-Series C                   10,591             9,689
                                                           ------------      ------------
NET INCOME (LOSS) APPLICABLE TO COMMON SHAREHOLDERS        $     31,019      $    (92,519)
                                                           ============      ============

INCOME (LOSS) PER SHARE:
Basic                                                      $       0.47      $      (1.62)
Diluted                                                    $       0.47      $      (1.62)

SHARES USED TO COMPUTE INCOME (LOSS) PER SHARE:
Basic                                                            88,855            57,257
Diluted                                                          89,009            57,257


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                                            METRIS REPORTS FIRST QUARTER RESULTS
                                                                          PAGE 7

METRIS COMPANIES INC. AND SUBSIDIARIES
Financial & Statistical Summary
(In thousands, except per-share data) (unaudited)

                                                                                  THREE MONTHS ENDED
                                                     MARCH 31,      DECEMBER 31,     SEPTEMBER 30,      JUNE 30,         MARCH 31,
                                                       2004             2003             2003             2003             2003
                                                   ------------     ------------     -------------    ------------     ------------
SELECTED OPERATING DATA (OWNED BASIS):
Credit card loans                                  $     74,085     $    128,615     $    110,922     $    632,913     $    686,285
Delinquency ratio (over 30 days)(1)                        15.0%            15.8%            15.1%             7.6%             8.2%
Average credit card loans                          $    126,957     $    126,469     $    512,710     $    690,903     $    751,674
Net charge-off ratio annualized(1)                         71.0%            56.6%            51.8%            25.4%             4.5%
Allowance for loan losses                          $     18,945     $     45,492     $     42,402     $    109,162     $    125,357
        as a percent of  credit card loans                 25.6%            35.4%            38.2%            17.2%            18.3%
        as a percent of 30-day plus delinquent
           receivables                                    171.0%           224.0%           253.2%           226.2%           222.2%
Retained interests in loans securitized:
        Contractual retained interests             $    574,275     $    542,014     $    584,585     $    620,943     $    627,997
        Excess transferor's interests                    32,031           48,775           56,049           54,850           52,247
        Interest-only strip receivable                   26,652           16,039            4,867              766            1,531
        Spread accounts receivable                      161,457          230,073          211,685          175,656          123,858
                                                   ------------     ------------     ------------     ------------     ------------
                                                   $    794,415     $    836,901     $    857,186     $    852,215     $    805,633
                                                   ============     ============     ============     ============     ============
Securitization income (expense):
        Loss on new securitization of receivables
           to the Metris Master Trust              $     (1,246)    $         --     $    (23,015)    $    (12,244)    $    (19,955)
        Loss on replenishment of receivables
           to the Metris Master Trust                   (23,927)         (34,168)         (35,792)         (45,529)         (46,254)
        Discount accretion                               59,970           68,877           85,549           78,812           75,674
        Change in fair value                             47,965           (1,336)          33,564          (20,289)         (83,608)
        Interest-only revenue                            74,932           69,958           60,694           32,243           58,436
        Transaction and other costs                     (38,709)          (3,480)         (27,221)         (15,286)         (22,263)
                                                   ------------     ------------     ------------     ------------     ------------
                                                   $    118,985     $     99,851     $     93,779     $     17,707     $    (37,970)
                                                   ============     ============     ============     ============     ============
Valuation assumptions:
        Monthly payment rate                                7.0%             6.7%             6.7%             6.7%             6.7%
        Gross yield                                        25.2%            25.4%            25.3%            25.6%            26.1%
        Annual interest expense and servicing fee           4.0%             4.2%             3.9%             3.8%             4.0%
        Annual gross principal default rate                20.4%            20.7%            21.3%            22.6%            22.7%
        Weighted average months to maturity                19.6             24.5             23.6             25.1             26.8
3 month average Metris Master Trust actual
  excess spread                                            4.61%            3.62%            2.70%            1.93%            2.37%
Average principal receivables in the Metris
  Master Trust                                     $  7,287,600     $  7,861,419     $  8,696,519     $  9,091,905     $  9,686,763
Average total stockholders' equity                 $    969,540     $    951,539     $  1,079,285     $  1,106,153     $  1,016,041

PER-SHARE STATISTICS:
Income (loss) per share (diluted)                  $       0.47     $       0.39     $      (1.48)    $      (0.60)    $      (1.62)
Book value per common share (period-end)(2)        $       9.25     $       9.05     $       8.71     $       9.46     $       9.70
Stock price (period-end)                           $       8.04     $       4.44     $       4.12     $       5.55     $       2.35
Shares outstanding (period-end)                          57,908           57,807           57,856           57,799           57,704
Shares used to compute EPS (basic)                       88,855           88,580           57,546           57,462           57,257
Shares used to compute EPS (diluted)                     89,009           88,750           57,546           57,462           57,257

(1) The owned delinquency rates are impacted by the 2- and 4-cycle plus delinquent asset sales of $39.9 million in September 2003 and $29.1 million in June 2003, respectively. Excluding these sales the owned delinquency ratio would have been 37.6 percent as of September 30, 2003 and 11.7 percent as of June 30, 2003. The owned net charge-off ratios were impacted by a portfolio of approximately $38 million transferred to held for sale at March 31, 2004, the delinquent asset sale and the portfolio sale of approximately $145 million in September 2003, and the delinquent asset sale in June 2003.

(2) Book value is calculated assuming conversion of preferred stock.


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                                            METRIS REPORTS FIRST QUARTER RESULTS
                                                                          PAGE 8


METRIS COMPANIES INC. AND SUBSIDIARIES
Financial & Statistical Summary
(In thousands, except per-share data) (unaudited)

The following information is not in conformity with accounting principles generally accepted in the United States of America, however, we believe the information is relevant to understanding the overall financial condition and results of operations of the Company.

                                                                            THREE MONTHS ENDED
                                                 MARCH 31,     DECEMBER 31,    SEPTEMBER 30,     JUNE 30,        MARCH 31,
                                                   2004            2003            2003            2003            2003
                                               ------------    ------------    -------------   ------------    ------------
Selected Operating Data (Managed Basis):
  Period-end gross active accounts:
  Credit card loans                                      65             105             110             429             426
  Receivables held by the Metris Master Trust         2,265           2,377           2,612           2,609           2,778
                                               ------------    ------------    ------------    ------------    ------------
  Managed                                             2,330           2,482           2,722           3,038           3,204
                                               ============    ============    ============    ============    ============
Period-end loans:
  Credit card loans                            $     74,085    $    128,615    $    110,922    $    632,913    $    686,285
  Receivables held by the Metris Master Trust     7,461,916       8,003,216       8,870,955       9,472,725       9,976,482
                                               ------------    ------------    ------------    ------------    ------------
  Managed                                      $  7,536,001    $  8,131,831    $  8,981,877    $ 10,105,638    $ 10,662,767
                                               ============    ============    ============    ============    ============
Average loans:
  Credit card loans                            $    126,957    $    126,469    $    512,710    $    690,903    $    751,674
  Receivables held by the Metris Master Trust     7,787,351       8,416,684       9,417,277       9,839,911      10,465,368
                                               ------------    ------------    ------------    ------------    ------------
  Managed                                      $  7,914,308    $  8,543,153    $  9,929,987    $ 10,530,814    $ 11,217,042
                                               ============    ============    ============    ============    ============
Delinquencies:
  Credit card loans                            $     11,079    $     20,309    $     16,746    $     48,266    $     56,419
  Receivables held by the Metris Master Trust       773,592         881,766         980,930       1,084,241       1,170,536
                                               ------------    ------------    ------------    ------------    ------------
  Managed                                      $    784,671    $    902,075    $    997,676    $  1,132,507    $  1,226,955
                                               ============    ============    ============    ============    ============
Delinquency ratio (over 30 days):
  Credit card loans                                    15.0%           15.8%           15.1%            7.6%            8.2%
  Receivables held by the Metris Master Trust          10.4%           11.0%           11.1%           11.4%           11.7%
  Managed(1)                                           10.4%           11.1%           11.1%           11.2%           11.5%

Net charge-offs
  Credit card loans                            $     22,400    $     18,029    $     66,995    $     43,702    $      8,289
  Receivables held by the Metris Master Trust       327,607         449,581         505,856         454,914         486,486
                                               ------------    ------------    ------------    ------------    ------------
  Managed                                      $    350,007    $    467,610    $    572,851    $    498,616    $    494,775
                                               ============    ============    ============    ============    ============
Net charge-off ratio annualized:
  Credit card loans                                    71.0%           56.6%           51.8%           25.4%            4.5%
  Receivables held by the Metris Master Trust          16.9%           21.2%           21.3%           18.7%           19.0%
  Managed(1)                                           17.8%           21.7%           22.9%           19.1%           18.0%

(1) The managed delinquency ratios are impacted by the 2- and 4- cycle plus delinquent asset sales of $39.9 million in September 2003 and $29.1 million in June 2003, respectively. Excluding these asset sales the managed delinquency ratio would have been 11.4 percent as of September 30, 2003 and 11.5 percent as of June 30, 2003. The net charge-off ratios were impacted by a portfolio of approximately $38 million transferred to held for sale at March 31, 2004, the portfolio sale of $494.3 million in November 2003, the delinquent asset sale and the portfolio sale of $590.9 million in September 2003, and the delinquent asset sale in June 2003.